Exhibit 10.8

Option No.:

OPTINOSE, INC.

2010 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

OptiNose, Inc., a Delaware corporation (the “Company”), hereby grants an option to purchase shares of its Common Stock, $0.001 par value (the “Stock”) to the optionee named below.  The terms and conditions of the option are set forth in this cover sheet, in the attachment (together with the cover sheet, the “Agreement”) and in the Company’s 2010 Stock Incentive Plan (the “Plan”).

Grant Date:                       (the “Grant Date”)

Name of Optionee:

Number of Shares of Stock Covered by Option:

Option Price per Share:  $

Vesting Start Date:

By signing this cover sheet, you agree to all of the terms and conditions described in this Agreement and in the Plan, a copy of which is also attached.  You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.  Certain capitalized terms used in this Agreement are defined in the Plan, and have the respective meanings set forth in the Plan.

Optionee:
(Signature)

Company:
(Signature)

Title:

Attachment

This is not a stock certificate or a negotiable instrument

OPTINOSE, INC.

2010 STOCK INCENTIVE PLAN

NON-QUALIFIED STOCK OPTION AGREEMENT

Non-Qualified Stock Option	This option is not intended to be an incentive stock option under Section 422 of the Code and will be interpreted accordingly.

Vesting

This Option is only exercisable (a) before it expires, (b) only with respect to the vested portion of the Option, and (c) (i) immediately prior to, and contingent upon, the consummation of a Change of Control (but not an IPO), or (ii) upon or after the consummation of an IPO. Subject to the preceding sentence, you may exercise this Option, in whole or in part, to purchase a whole number of vested shares, by following the procedures set forth in the Plan and below in this Agreement.

Vesting. Your right to purchase shares of Stock vests as to 25% of the total number of shares of Stock covered by this Option, on the one-year anniversary of the Vesting Start Date (an “Anniversary Date”), provided you are providing Service on such Date. Thereafter, for each subsequent Anniversary Date that you remain in Service, the number of shares of Stock which you may purchase under this Option shall vest at the rate of 25% of the total number of shares of Stock covered by this Option per year as of the first day following such subsequent Anniversary Date, provided you are providing Service on such Date. The resulting aggregate number of vested shares of Stock will be rounded to the nearest whole number, and you cannot vest in more than the number of shares of Stock covered by this Option.

Accelerated Vesting Upon Change of Control. The Option shall, to the extent not then fully vested, become immediately fully vested upon a Change of Control (but not an IPO), provided you are providing Service on the date of such Change of Control.

Term

Your Option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your Option will expire earlier if a Change of Control (but not an IPO) occurs or if your Service terminates, as described below.

Change of Control

If a Change of Control (but not an IPO) occurs, your Option shall expire immediately after the consummation of such Change of Control; provided, however, that if a portion of the consideration payable to holders of Common Stock of the Company in connection with such Change of Control is placed into escrow and/or is subject to earn-out, deferral or other contingencies (“Contingent Consideration”), and the payment in part or in whole of such Contingent Consideration would result in the total consideration per Share of Common Stock of the Company paid in the Change of Control exceeding the Option Price per Share, then you shall have the right to receive (i) upon the consummation of such Change of Control, an amount per Share equal to the excess, if any, of non-Contingent Consideration per Share actually paid to the holders of the Company’s Common Stock in connection with the consummation of the Change of Control, over the Option Price per Share, and (ii) as, if and when payments are actually made to the holders of Common Stock of the Company (i.e, on the same schedule and under the same terms and conditions) the amount by which the per Share consideration paid to such holders of Common Stock in the aggregate exceeds the Option Price per Share, reduced by the aggregate amount of consideration per Share previously paid to you in connection with such Change of Control, in each case, multiplied by the whole number of vested Options. In the event that any such consideration, including any Contingent Consideration, is not cash, the value of such consideration for purposes of determination of any excess over the Option Price per Share will be determined by the Board. You understand that to the extent payments in respect of Contingent Consideration do not qualify as “transaction-based compensation” under Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations and other guidance promulgated thereunder, such payments may be subject to additional tax and other potentially adverse tax consequences.

Termination	If your Service terminates for any reason, then your Option will expire at the close of business at Company headquarters on date of your termination date.

Leaves of Absence

For purposes of this Option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.

The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan. The Company’s decision is final and binding.

Notice of Exercise

When you wish to exercise this Option, you must notify the Company by filing a Notice of Option Exercise in substantially the form attached hereto as Exhibit A. Your notice must specify how many shares of Stock you wish to purchase (in a parcel of at least 100 shares, unless a lesser number remains available for exercise under the Option). Your notice must also specify how your shares of Stock should be registered (e.g., in your name only or in your and your spouse’s names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.

Form of Payment

When you submit your notice of exercise, you must include payment of the Option Price for the shares of Stock you are purchasing. Payment may be made in one (or a combination) of the following forms:

•                  Cash, your personal check, a cashier’s check, a money order or another cash equivalent acceptable to the Company.

•                  To the extent permitted by the Board, in its sole discretion, prior to an IPO, by surrendering to the Company shares of Company stock. The value of the surrendered shares, determined by the Board as of the effective date of the Option exercise, will be applied to the Option Price.

•                  To the extent a public market for the Stock exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell shares of Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Option Price and any withholding taxes.

Withholding Taxes

You will not be allowed to exercise this Option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares of Stock arising from this Option, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate. You shall pay to the Company or an Affiliate, as the case may be, any amount that the Company or such Affiliate may reasonably determine to be necessary to satisfy such obligation. Subject to applicable law and to the prior approval of the Company or such Affiliate, as the case may be, in their sole discretion, you may elect to satisfy such obligations, in whole or in part, (i) by causing the Company or such Affiliate to withhold shares of Stock otherwise issuable to you, or (ii) by delivering to the Company or such Affiliate shares of Stock already owned by you; provided that, in any such case, (x) you may not satisfy such obligations with shares of Stock that are subject to any forfeiture, unfulfilled vesting, or other similar requirements and (y) any fraction of a share of Stock required to satisfy such tax obligations shall be disregarded and the amount due shall be paid instead in cash. The shares of Stock so delivered or withheld shall have an aggregate Fair Market Value equal to such withholding obligations. The Fair Market Value of the Stock used to satisfy such withholding obligation shall be determined by the Company as of the date that the amount of tax to be withheld is to be determined.

Issuance

The issuance of the Stock upon the exercise of this Option shall be evidenced in such a manner as the Company, in its discretion, will deem appropriate, including, without limitation, book-entry, registration or issuance of one or more Stock certificates.

Transfer of Option

During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise this Option. You cannot transfer or assign this Option. For instance, you may not sell this Option or use it as security for a loan. If you attempt to do any of these things, this Option will immediately become invalid.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse’s interest in your Option in any other way.

Market Stand-off Agreement

You hereby agree that you will not, without prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the IPO or other registration by the Company of shares of its Stock or any other equity securities under the Securities Act on a registration statement on Form S-1 or Form S-3, and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) or, if required by such underwriter, such longer period of time as is necessary to enable such underwriter to issue a research report or make a public appearance that relates to an earnings release or announcement by the Company within 15-18 days prior to or after the date that is one hundred eighty (180) days after the effective date of the registration statement relating to such offering, but in any event not to exceed two hundred ten (210) days following the effective date of the registration statement relating to such offering (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Stock held immediately before the effective date of the registration statement for such offering, or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or other securities, in cash, or otherwise. The foregoing provisions shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. You further agree to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with these provisions or that are necessary to give further effect thereto. Any discretionary waiver or termination of the restrictions of any or all of such agreements by the Company or the underwriters shall apply pro rata to all optionees subject to such agreements, based on the number of shares subject to such agreements.

Investment Representation

If the sale of Stock under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, at the time of exercise you shall provide the representations set forth in Exhibit B and such other representations as are deemed necessary or appropriate by the Company and its counsel.

Shareholders’ Agreement

You agree, as a condition of the grant of this Option, (1) that you shall, as a condition for any exercise of this Option, execute a Joinder Agreement substantially in the form attached hereto as Exhibit C, whereby you shall become a party to the Shareholders’ Agreement as a Management Shareholder (as such term is defined in the Shareholders’ Agreement) and (2) such other document(s) as necessary to become a party to any other agreements or voting trusts as the Company may require; it being understood that this Option and the Stock issuable to you upon exercise of this Option constitute “Company Securities” under the Shareholders’ Agreement and the Stock issued upon exercise of this Option would be “Incentive Securities” under the Shareholders’ Agreement.

Right to Repurchase

Following termination of your Service, the Company shall have the right to purchase all of those shares of Stock that you have or will acquire under this Option pursuant the terms of the Shareholders’ Agreement.

Retention Rights

Neither your Option nor this Agreement constitutes an agreement of employment or gives you the right to be retained by the Company or an Affiliate in any capacity. Except as otherwise provided in any applicable employment agreement between you and the Company, the Company and its Affiliates reserve the right to terminate your Service at any time and for any reason.

Stockholder Rights

You, or your estate or heirs, have no rights as a stockholder of the Company until a certificate for your Option shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.

Adjustments

In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this Option and the Option Price shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan.

Legends

All certificates representing the Stock issued upon exercise of this Option shall, where applicable, have endorsed thereon the following legends:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OR STATE SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE ALSO SUBJECT TO THE TERMS AND CONDITIONS OF A SHAREHOLDERS AGREEMENT BY AND AMONG THE COMPANY AND THE HOLDERS SPECIFIED THEREIN, A COPY OF WHICH AGREEMENT IS ON FILE AT THE PRINCIPAL OFFICE OF THE COMPANY. THE

SALE, TRANSFER OR OTHER DISPOSITION OF THE SECURITIES IS SUBJECT TO THE TERMS OF SUCH AGREEMENT AND THE SECURITIES ARE TRANSFERABLE ONLY UPON PROOF OF COMPLIANCE THEREWITH.”

Applicable Law

This Agreement will be interpreted and enforced under the laws of the State of Delaware, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.

The Plan

The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this Option. Any prior agreements, commitments or negotiations concerning this Option are superseded.

Forfeiture of Rights

If you should take actions in competition with the Company, the Company shall have the right to cause a forfeiture of your rights, including, but not limited to, the right to cause: (i) a forfeiture of any outstanding option, and (ii) with respect to the period commencing twelve (12) months prior to your termination of Service with the Company and ending twelve (12) months following such termination of Service (A) a forfeiture of any gain recognized by you upon the exercise of an option or (B) a forfeiture of any Stock acquired by you upon the exercise of an option (but the Company will pay you the Option Price without interest). Unless otherwise specified in an employment or other agreement between the Company or an Affiliate and you, you take actions in competition with the Company if you directly or indirectly, own, manage, operate, join or control, or participate in the ownership, management, operation or control of, or are a proprietor, director, officer, stockholder, member, partner or an employee or agent of, or a consultant to any business, firm, corporation, partnership or other entity which engages, directly or indirectly, in research, developing, manufacturing, marketing, sale or licensing pharmaceutical, medical device or specialty pharmaceutical products or products in the healthcare sector; provided, however, being a holder of less than 1% of the outstanding equity of a public company or mutual fund shall not be deemed to be in competition with the Company.

If the Grantee is not a party to a non-competition and confidentiality agreement with the Company on the date of this Agreement, the Grantee will concurrently herewith enter into such non-competition and confidentiality agreement in a form reasonably acceptable to the

Company.

Parachute Limitations

Notwithstanding any other provision of this Agreement, the Plan or of any other agreement, contract or understanding heretofore or hereafter entered into by a Grantee with the Company or any Affiliate thereof, except an agreement, contract or understanding that expressly addresses Section 280G or Section 4999 of the Code (an “Other Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Grantee (including groups or classes of participants or beneficiaries of which the Grantee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Grantee (a “Benefit Arrangement”), if the Grantee is a “disqualified individual,” as defined in Section 280G(c) of the Code, any Awards held by that Grantee and any right to receive any payment or other benefit under this Agreement or the Plan shall not become exercisable or vested (i) to the extent that such right to exercise, vesting, payment, or benefit, taking into account all other rights, payments, or benefits to or for the Grantee under this Agreement, the Plan, all Other Agreements, and all Benefit Arrangements, would cause any payment or benefit to the Grantee under this Agreement or the Plan to be considered a “parachute payment” within the meaning of Section 280G(b)(2) of the Code as then in effect (a “Parachute Payment”) and (ii) if, as a result of receiving a Parachute Payment, the aggregate after-tax amounts received by the Grantee from the Company under this Agreement, the Plan, all Other Agreements, and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Grantee without causing any such payment or benefit to be considered a Parachute Payment. In the event that the receipt of any such right to exercise, vesting, payment, or benefit under this Agreement or the Plan, in conjunction with all other rights, payments, or benefits to or for the Grantee under any Other Agreement or any Benefit Arrangement would cause the Grantee to be considered to have received a Parachute Payment under this Agreement or the Plan that would have the effect of decreasing the after-tax amount received by the Grantee as described in clause (ii) of the preceding sentence, then those rights, payments, or benefits under this Agreement, the Plan, any Other Agreements, and any Benefit Arrangements shall be reduced or eliminated so as to avoid having the payment or benefit to the Grantee under this Agreement or the Plan be deemed to be a Parachute Payment. The Company shall reduce or eliminate the Parachute Payments by first reducing or eliminating any cash payments benefits (with the payments to be made furthest in the future being reduced first), then by reducing or eliminating any accelerated vesting of stock options, then by reducing or eliminating any accelerated vesting of restricted stock, then by reducing or eliminating any other remaining Parachute Payments.

Data Privacy

In order to administer the Plan, the Company may keep and process personal data about you. Such data includes but is not limited to the information provided in this Agreement and any changes thereto, other appropriate personal and financial data about you such as home address and business addresses and other contact information, payroll information and any other information that might be deemed appropriate by the Company to facilitate the administration of the Plan.

By accepting this Option, you give explicit consent to the Company to keep and process any such personal data. You also give explicit consent to the Company to transfer any such personal data outside the country in which you work or are employed, including, with respect to non-U.S. resident optionees, to the United States, to transferees who shall include the Company and other persons who are designated by the Company to administer the Plan.

Consent to Electronic Delivery

The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this grant you agree that the Company may deliver the Plan prospectus and the Company’s annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, you may request paper copies of these documents.

Severability

The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

Waiver	No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition whether of like or different nature.

Entire Agreement

This Agreement and the Plan (and the other agreements or documents referred to herein or therein) constitute the entire contract between the parties hereto with regard to the subject matter hereof. They supersede any other agreements, representations or understandings (whether oral or written and whether express or implied) which relate to the subject matter hereof.

By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.

*   *   *   *   *

Exhibit A

Form of Notice of Option Exercise

OptiNose, Inc.

1020 Stony Hill Road, Suite 300

Yardley, PA 19067

Dear Sir or Madam:

The undersigned (the “Purchaser”) elects to exercise his/her Option to purchase       shares of Common Stock of OptiNose, Inc. (the “Company”) under and pursuant to the Non-Qualified Stock Option Agreement dated as of                (the “Option Agreement”).

Purchaser herewith delivers to the Company the full purchase price for the Stock as follows.  (Check all that apply and complete as appropriate.  The total payment must equal the aggregate Option Price of the Stock.)

☐                                                cash in the amount of $          .

☐                                                check in the amount of $          .

☐                                                by surrender of shares of Company stock owned by the individual with a value of $           represented by certificate(s) number           .]

The name or names to be on the stock certificate or certificates issuable upon exercise and the address and Social Security Number of such person(s) is as follows:

Name:

Address:

Social Security Number:

The Plan and the Option Agreement are incorporated herein by reference.  This Agreement, the Plan and the Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Purchaser with respect to the subject matter hereof, and may not be modified adversely to the Purchaser’s interest except by means of a writing signed by the Company and Purchaser.  This agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of Delaware.

Very truly yours,

Date	Purchaser

Exhibit B

Investment Representations and Warranties

The Grantee hereby represents and warrants to the Company that:

1.              The Option and the shares that may be acquired by exercising the Option (the “Purchased Shares”) received by him or her will be held by him or her for investment only for his or her own account, not as a nominee or agent, and not with a view to the sale or distribution of any part thereof in violation of applicable U.S. federal or state or foreign securities laws.  The Grantee has no current intention of selling, granting participation in or otherwise distributing the Option or Purchased Shares in violation of applicable U.S. federal or state or foreign securities laws.  The Grantee does not have any contract, undertaking, agreement or arrangement with any person or entity to sell, transfer or grant participation to such person or entity, or to any third person or entity, with respect to any of the Option or Purchased Shares, in each case, in violation of applicable U.S. federal or state or foreign securities laws.

2.              The Grantee understands that the issuance of the Option and Purchased Shares has not been registered under the Securities Act or any applicable U.S. state or foreign securities laws, and that the Option and Purchased Shares are being issued in reliance on an exemption from registration, which exemption depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Grantee’s representations as expressed herein.

3.              The Grantee has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of his or her owning the Option and Purchased Shares.  The Grantee is a sophisticated investor, has relied upon independent investigations made by the Grantee and, to the extent believed by the Grantee to be appropriate, the Grantee’s representatives, including the Grantee’s own professional, tax and other advisors, and is making an independent decision to invest in the Option and Purchased Shares.  The Grantee has been furnished with such documents, materials and information that the Grantee deems necessary or appropriate for evaluating an investment in the Company, and the Grantee has read carefully such documents, materials and information and understands and has evaluated the types of risks involved with holding the Option and Purchased Shares.  The Grantee has not relied upon any representations or other information (whether oral or written) from the Company or its shareholders, directors, officers or affiliates, or from any other person or entity, in connection with his or her investment in the Option and Purchased Shares.  The Grantee acknowledges that the Company has not given any assurances with respect to the tax consequences of the ownership and disposition of the Option and Purchased Shares.

4.              The Grantee has had, prior to his or her being granted the Option and Purchased Shares, the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the transactions contemplated by the Agreement and the Grantee’s holding of the Option and Purchased Shares and to obtain additional information necessary to verify the accuracy of any information furnished to his or her or to which he or she had access.  The Grantee confirms that he or she has satisfied himself or herself with respect to any of the foregoing matters.

5.              The Grantee acknowledges that he or she has had the opportunity to seek legal advice and all documents, materials and information that he or she has requested or read relating to holding the Option or Purchased Shares and confirms that he or she has satisfied himself or herself with respect to any of the foregoing matters.

6.              The Grantee understands that no U.S. federal or state or foreign agency has passed upon the Option or Purchased Shares or upon the Company, or upon the accuracy, validity or completeness of any documentation provided to the Grantee in connection with the transactions contemplated by the Agreement, nor has any such agency made any finding or determination as to holding the Option or Purchased Shares.

7.              The Grantee understands that there are substantial restrictions on the transferability of the Option and Purchased Shares and that on the date of the Agreement and for an indefinite period thereafter there will be no public market for the Option or Purchased Shares and, accordingly, it may not be possible for the Grantee to liquidate his or her investment in case of emergency, if at all.  In addition, the Grantee understands that the Agreement and Shareholders’ Agreement contain substantial restrictions on the transferability of the Option and Purchased Shares and provide that, in the event that the conditions relating to the transfer of any Option or Purchased Shares in such document has not been satisfied, the holder shall not transfer any such Option or Purchased Shares, and unless otherwise specified the Company will not recognize the transfer of any such Option or Purchased Shares on its books and records or issue any share certificates representing any such Option or Purchased Shares, and any purported transfer not in accordance with the terms of the Agreement or the Shareholders’ Agreement shall be void.  As such, Grantee understands that: a restrictive legend or legends in a form to be set forth in the Agreement and the Shareholders’ Agreement will be placed on the certificates representing the Option and Purchased Shares; a notation will be made in the appropriate records of the Company indicating that each of the Option and Purchased Shares are subject to restrictions on transfer and, if the Company should at some time in the future engage the services of a securities transfer agent, appropriate stop-transfer instructions will be issued to such transfer agent with respect to the Option and Purchased Shares; and the Grantee will sell, transfer or otherwise dispose of the Option or Purchased Shares only in a manner consistent with its representations set forth herein and then only in accordance with the Agreement and the Shareholders’ Agreement.

8.              The Grantee understands that (i) neither the Option nor the Purchased Shares may be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom, (ii) the Option and Purchased Shares have not been registered under the Securities Act; (iii) the Option and Purchased Shares must be held indefinitely and he or she must continue to bear the economic risk of holding the Option and Purchased Shares unless such Option and Purchased Shares are subsequently registered under the Securities Act or an exemption from such registration is available; (iv) the Grantee is prepared to bear the economic risk of holding the Option and Purchased Shares for an indefinite period of time; (v) it is not anticipated that there will be any public market for the Option or Purchased Shares; (vi) the Option and Purchased Shares are characterized as “restricted securities” under the U.S. federal securities laws; and (vii) the Option and Purchased Shares may not be sold, transferred or otherwise disposed of except in compliance with federal, state and local law.

9.              The Grantee understands that an investment in the Option or Purchased Shares is not recommended for investors who have any need for a current return on this investment or who cannot bear the risk of losing their entire investment.  In that regard, the Grantee understands that his or her holding the Option and Purchased Shares involves a high degree of risk of loss.  The Grantee acknowledges that: (i) he or she has adequate means of providing for his or her current needs and possible personal contingencies and has no need for liquidity in this investment; (ii) his or her commitment to investments which are not readily marketable is not disproportionate to his or her net worth; and (iii) his or her holding the Option and Purchased Shares will not cause his or her overall financial commitments to become excessive.

Exhibit C

Joinder Agreement

This Joinder Agreement (“Joinder Agreement”) is executed by the undersigned (the “Grantee”) pursuant to the terms of that certain Shareholders’ Agreement dated as of June 7, 2010 (the “Agreement”) by and among OPTINOSE, INC. (the “Company”), and the parties named therein.  Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Agreement.  By the execution of this Joinder Agreement, the Grantee agrees as follows:

(a)                                 Acknowledgment.  Grantee acknowledges that Grantee is subject to the terms and conditions of the Agreement.

(b)                                 Agreement.  Grantee (i) agrees that any shares of the Company acquired by Grantee shall be bound by and subject to the terms of the Agreement as “Company Securities” and “Incentive Securities” thereunder, and (ii) hereby adopts the Agreement as an Existing Shareholder, or, if the Transferee is a member of management of the Company, as a Management Shareholder, with the same force and effect as if Grantee were originally a party thereto.

(c)                                  Notice.  Any notice required or permitted by the Agreement shall be given to Grantee at the address listed beside Grantee’s signature below.

EXECUTED AND DATED this         day of                 , 20

GRANTEE:

By:
[Name]
[Title]

Address: